Exhibit 5.1

[Letterhead of Seyfarth Shaw LLP]

February 28, 2017

Mack-Cali Realty Corporation

Harborside 3

210 Hudson Street, Suite 400

Jersey City, New Jersey 07311

Mack-Cali Realty, L.P.

Harborside 3

210 Hudson Street, Suite 400

Jersey City, New Jersey 07311

Ladies and Gentlemen:

We are acting as counsel to Mack-Cali Realty Corporation, a Maryland corporation (the “Company”) and Mack-Cali Realty, L.P., a Delaware limited partnership (the “Operating Partnership”) in connection with a registration statement on Form S-3 (the “Registration Statement”), as filed with the Securities and Exchange Commission on the date hereof with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to $2,500,000,000 in maximum aggregate offering price of (i) shares of the Company’s common stock, par value $.01 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, par value $.01 per share (“Preferred Stock”), (iii) shares of the Company’s Preferred Stock represented by depositary shares (“Depositary Shares”), (iv) warrants to purchase shares of Common Stock or Preferred Stock (“Warrants”), (v) unsecured, non-convertible debt securities of the Operating Partnership (“Debt Securities”), and (vi) Company Guarantees of the Operating Partnership’s Debt Securities (“Guarantees,” and together with the Common Stock, Preferred Stock, Depositary Shares, Warrants and Debt Securities, the “Securities”).  The Registration Statement relates to the proposed issuance and sale from time to time of any of the Securities pursuant to Rule 415 under the Securities Act and we are furnishing this opinion pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

Each series of Debt Securities will be issued pursuant an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of March 16, 1999, by and between the Operating Partnership, as issuer, the Company, as guarantor, and Wilmington Trust Company, as trustee (the “Trustee”).  Any supplement to the Indenture with respect to any series of Debt Securities offered pursuant to the Registration Statement shall be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Operating Partnership in connection with the authorization and issuance of the Debt Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including examination of originals or copies of originals, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.  Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact material to the opinions set forth herein and with respect to such factual matters we have relied upon certificates of, or communications with, officers of the Company and others.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal competence of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

Except as otherwise set forth herein, the opinions set forth below are limited to the laws of the states of Delaware, New York and the laws of the United States of America, and we express no opinion with respect to state securities laws or regulations.

Based upon and subject to the foregoing, it is our opinion that:

1.              The Operating Partnership is a limited partnership duly organized and validly existing under the laws of the state of Delaware.

2.              When, as and if (a) appropriate corporate action has been taken by the Board of Directors of the Company, or a duly authorized committee thereof, on behalf of the Company as sole general partner of the Operating Partnership, to authorize the form, terms, execution and delivery of any series of Debt Securities of the Operating Partnership, (b) the Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Indenture and such corporate action by the Company, (c) any legally required consents, approvals, authorizations and other orders of the Securities and Exchange Commission and any other regulatory authorities are obtained, (d) the Debt Securities have been duly executed by the Operating Partnership, (e) the Debt Securities have been duly authenticated by the Trustee in accordance with Indenture, and (f) the issuance and delivery of the Debt Securities against payment therefore as provided in the Indenture and other applicable agreements has been made, then, upon the happening of such events, the Debt Securities will be legally issued and shall constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except to the extent that (x) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, and (y) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which proceedings may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law).

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent.  The only opinions rendered by us consist of those matters set forth in those paragraphs numbered (1) and (2) above, and no opinion may be implied or inferred beyond the opinion expressly stated.  Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

Very truly yours,

/S SEYFARTH SHAW LLP

SEYFARTH SHAW LLP